Exhibit (h)(2)

SCHEDULE I

Funds
KraneShares CSI China Internet ETF
KraneShares Bosera MSCI China A 50 Connect Index ETF
KraneShares MSCI One Belt One Road Index ETF
KraneShares Emerging Markets Consumer Technology Index ETF
KraneShares MSCI China Clean Technology Index ETF
KraneShares Electric Vehicles and Future Mobility Index ETF
KraneShares MSCI All China Health Care Index ETF
KraneShares Asia Pacific High Income USD Bond ETF
KraneShares MSCI Emerging Markets ex China Index ETF
Quadratic Interest Rate Volatility and Inflation Hedge ETF
KraneShares Global Carbon Strategy ETF
KraneShares Value Line® Dynamic Dividend Equity Index ETF
KraneShares Mount Lucas Managed Futures Index Strategy ETF
KraneShares SSE STAR Market 50 Index ETF
KraneShares Hang Seng TECH Index ETF
Quadratic Deflation ETF
KraneShares California Carbon Allowance Strategy ETF
KraneShares KWEB Covered Call Strategy ETF
KraneShares 90% KWEB Defined Outcome January 2027 ETF
KraneShares 100% KWEB Defined Outcome January 2027 ETF
KraneShares Hedgeye Hedged Equity Index ETF
KraneShares Public-Private AI & Technology ETF (formerly, KraneShares Artificial Intelligence and Technology ETF)
KraneShares Sustainable Ultra Short Duration Index ETF
KraneShares China Alpha Index ETF
KraneShares Man Buyout Beta Index ETF
KraneShares 2x Long BABA Daily ETF
KraneShares 2x Long PDD Daily ETF
KraneShares Global Humanoid Robotics and Physical AI Index ETF (formerly, KraneShares Global Humanoid and Embodied Intelligence Index ETF)
KraneShares 2x Long MELI Daily ETF
KraneShares MSCI China A Hedged Index ETF
KraneShares Eastern US Carbon Strategy ETF
KraneShares Global EM Revenue Leaders Index ETF

KraneShares 2x Long JD Daily ETF
KraneShares 2x Long BIDU Daily ETF
KraneShares 2x Long TSM Daily ETF
KraneShares 2x Long GRAB Daily ETF
KraneShares 2x Long SE Daily ETF
KraneShares 2x Long ASML Daily ETF
KraneShares Wahed Alternative Income Strategy ETF
KraneShares Dragon Capital Growth of Vietnam Index ETF (formerly, KraneShares Dragon Capital Vietnam Growth Index ETF)
KraneShares MLM Commodity Long/Neutral Index Strategy ETF
KraneShares InspereX Nasdaq Dynamic Buffered High Income Index ETF
KraneShares Asia AI Infrastructure ETF (formerly, KraneShares China AI and Technology ETF)
KraneShares InspereX S&P Intraday Edge Autocallable Index ETF
KraneShares High-Bandwidth Memory ETF
KraneShares Photonic and Optical ETF (formerly, KraneShares Optical AI Infrastructure ETF)
KraneShares Public-Private AI Energy Demand ETF
KraneShares Public-Private Digital and Tokenized Finance ETF
KraneShares Public-Private Space and Defense Tech ETF
KraneShares Public-Private TPU & Next-Gen Computing ETF